UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BAETA CORP.
(Exact name of registrant as specified in its charter)

New Jersey	333-154243	26-0722186
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1 Bridge Plaza
Second Floor, Suite 275
Fort Lee, New Jersey 07024
(Address of principal executive
offices)

Copies to:
The Sourlis Law Firm
Joseph M. Patricola, Esq.
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
(732) 530-9007
www.SourlisLaw.com
JoePatricola@SourlisLaw.com

(201) 471-0988
(Registrant’s Telephone
Number)

N/A
 (Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates:  333-154243

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered:

Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.0001 per share, of BAETA Corp., a New Jersey corporation (the “Company”) , in the section entitled “Description of Securities” in the Company’s Registration Statement on Form S-1/A (File No. 333-154243) filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2010 and declared effective by the Commission on May 14, 2010, to which this Form 8-A relates is incorporated by reference herein.

Item 2.  Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of BAETA Corp. (1)
3.1.1	Amended Articles of Incorporation of BAETA Corp. (1)
3.1.2	Amended Articles of Incorporation of BAETA Corp. (12)
3.2	Bylaws (1)
4.1	Form of Common Stock Purchase Warrant granted to Charter Capital Resources, Inc. (14)
10.1	Exclusive Software Agreement between Extranome, Inc. and BAETA Corp. (1)
10.2.1	Consulting Agreement with Douglas A. Rogers dated May 15, 2008 (2)
10.2.2	Summary of Verbal Modification to Consulting Agreement with Douglas A. Rogers dated May 15, 2008 (7)
10.3	Amended Consulting Agreement with Douglas A. Rogers dated August 18, 2008 (2)
10.4	Amended Consulting Agreement with Douglas A. Rogers dated October 28, 2008 (6)
10.5	Consulting Agreement with Ventana Capital Partners dated March 1, 2008 (3)
10.6	Settlement and Release with Ventana Capital Partners dated November 14, 2008 (4)
10.7	Settlement and Release with Rogers Consulting Group dated January 29, 2009 (4)
10.8	Summary of verbal Consulting Agreement with Dr. Alex Y. Bekker (4)
10.9.1	Employment Agreement with Jeff Burkland, BAETA Chief Financial Officer (9)
10.9.2	Jeff Burkland Stock Option Agreement (9)
10.10	Employment Agreement with Dr. Leonid Topper, BAETA Chief Medical Officer (7)
10.11	BAETA 2009 Stock Option Plan and Agreement (4)
10.12.1	Software Development Contract with Extranome, Inc. (5)
10.12.2	Statement of Work dated 11-01-2008 (7)
10.12.3	Statement of Work dated 12-01-2008 (7)
10.12.4	Statement of Work dated 01-01-2009 (7)
10.12.5	Statement of Work dated 02-01-2009 (7)
10.12.6	Statement of Work dated 03-01-2009 (7)
10.12.7	Statement of Work dated 04-01-2009 (7)
10.12.8	Statement of Work dated 05-01-2009 (7)
10.12.9	Statement of Work dated 06-01-2009 (7)
10.12.10	Statement of Work dated 07-01-2009 (7)
10.12.11	Statement of Work dated 08-01-2009 (7)
10.12.12	Statement of Work dated 09-01-2009 (7)
10.12.13	Statement of Work dated 10-01-2009 (9)
10.12.14	Statement of Work dated 11-01-2009 (9)
10.12.15	Statement of Work dated 12-01-2009 (10)
10.12.16	Statement of Work dated 01-01-2010 (11)
10.12.17	Statement of Work dated 02-01-2010 (12)
10.12.18	Statement of Work dated 03-01-2010 (13)
10.12.19	Statement of Work dated 04-01-2010 (14)
10.12.20	Statement of Work dated 05-01-2010 (14)
10.12.21	Statement of Work dated 06-01-2010 (16)
10.12.22	Statement of Work dated 07-01-2010 (16)
10.12.23	Statement of Work dated 08-01-2010 (16)
10.12.24	Statement of Work dated 09-01-2010 (16)
10.12.25	Statement of Work dated 10-01-2010 (16)
10.12.26	Statement of Work dated 11-01-2010 (16)
10.12.27	Statement of Work dated 12-01-2010 (16)
10.12.28	Statement of Work dated 01-01-2011(16)

10.12.29	Statement of Work dated 02-01-2011
10.12.30	Statement of Work dated 03-01-2011
10.12.31	Statement of Work dated 04-01-2011
10.13	Employment Agreement with Mr. Leonid Pushkantser, BAETA Chief Executive Officer (6)
10.14	Employment Agreement with Mr. Eugene Gribov, BAETA Chief Technology Officer (6)
10.15	Employment Agreement with Mr. Leroy Smith, BAETA Chief Marketing Officer (6)
10.16	Office Service Agreement with Regus for BAETA’s Executive Offices at 1 Bridge Plaza, Fort Lee NJ (7)
10.17	Shareholder Advance Agreement (7)
10.18	Consulting Agreement between BAETA Corp. and Boris Mordkovich MD. (7)
10.19	Lee Smith Stock Option Agreement (11)
10.20	Promissory Note Agreement between CEO Leonid Pushkantser and Baeta Corp. (11)
10.21	Product Sales Consulting Agreement between BAETA Corp. and Joseph T. Cusack dated January 1, 2010. (13)
10.22	Investor Relations Consulting Agreement between BAETA Corp. and Kimberly Stempien dated January 1, 2010. (14)
10.23	Sales Consulting Agreement between BAETA Corp. and Ms. Vesta Caldwell dated April 12, 2010. (14)
10.24	Promissory Note between BAETA Corp. and Charter Capital Resources, Inc. (14)
10.25	Sales & Marketing Consulting Agreement between BAETA Corp. and Heritage Corporate Services dated January 10, 2011. (16)
10.26	Reserve Equity Financing Agreement between BAETA Corp. and AGS Capital Group, LLC dated September 28, 2010 (15)
10.27	Employment Agreement with Dr. Michael Semenovski, MD, BAETA Chief Medical Officer
14.1	BAETA Corp. Code of Ethics (1)
14.1	BAETA Corp. Code of Business Conduct (1)
16.1	Stan J.H. Lee, CPA, CMA’s Resignation and Declination Letter to stand for re-election as Company auditor (8) (13)
99.1	Dr. Leonid Topper, Letter of Resignation as Chief Medical Officer

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-154243) filed on October 14, 2008.

(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 1 (SEC File No.: 333-154243) filed on December 22, 2008.

(3)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 2 (SEC File No.: 333-154243) filed on February 10, 2009.

(4)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 3 (SEC File No.: 333-154243) filed on April 9, 2009.

(5)	Incorporated by reference and filed as Exhibit 10.12 in the Company’s Registration Statement on Form S-1/Amendment No. 3 (SEC File No.: 333-154243) filed on April 9, 2009.

(6)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 4 (SEC File No.: 333-154243) filed on July 28, 2009.

(7)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 5 (SEC File No.: 333-154243) filed on September 29, 2009.

(8)	This exhibit has been revised to incorporate certain disclosures as required by the Securities and Exchange Commission.

(9)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 6 (SEC File No.: 333-154243) filed on November 12, 2009.

(10)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 7 (SEC File No.: 333-154243) filed on December 15, 2009.

(11)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 8 (SEC File No.: 333-154243) filed on January 14, 2010.

(12)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 9 (SEC File No.: 333-154243) filed on February 12, 2010.

(13)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 10 (SEC File No.: 333-154243) filed on March 31, 2010.

(14)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 11 (SEC File No.: 333-154243) filed on May 6, 2010.

(15)	Incorporated by reference from the Company’s Current Report on Form 8-K (SEC File No.: 333-154243) filed on October 5, 2010.

(16)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-172070) filed on February 4, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BAETA CORP.

Date: April 12, 2011	By:	/s/ Leonid Pushkantser
Leonid Pushkantser, CEO, and Director (Principal Executive Officer)

Date: April 12, 2011	By:	/s/ Jeff Burkland
Jeff Burkland, CFO (Principal Financial Officer)